CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 10, 2004 to this amendment 1 to the Registration Statement on Form SB-2 dated December 20, 2004and related prospectus of Pricester.com, Inc., a Nevada corporation, for the registration of common shares.




Baum & Company
Coral Springs, FL
December 20, 2004